Exhibit 23.4

KELLER & COMPANY, INC.
FINANCIAL INSTITUTION CONSULTANTS
555 METRO PLACE NORTH
SUITE 524
DUBLIN, OHIO 43017
_______________________________________

(614) 766-1426        (614) 766-1459 FAX

March 20, 2018

Board of Directors
Mid-Southern Bancorp, Inc.
Mid-Southern Savings Bank, FSB
300 N. Water Street
Salem, Indiana 47167

Members of the Boards:

We hereby consent to the use of our firm's name in (i) the Registration Statement on Form S-1 to be filed by Mid-Southern Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the Application for Conversion on Form AC to be filed by Mid-Southern Savings Bank, FSB with the Board of Governors of the Federal Reserve System, in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Mid-Southern Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/Michael R. Keller

Michael R. Keller
President

MRK:jmm